Exhibit 99.1
FOR IMMEDIATE RELEASE
MAY 5, 2011

Contact Information Below

CORELOGIC REPORTS FIRST QUARTER 2011 NET INCOME OF
$23.3 MILLION, OR $0.20 PER SHARE, ON REVENUE OF $404.0 MILLION

FIRST QUARTER PRE-TAX INCOME OF $52.6 MILLION, ADJUSTED PRE-TAX INCOME1 OF $40.7 MILLION, ADJUSTED EBITDA1 OF $73.5 MILLION

RESULTS INCLUDE GAIN ON SALE OF COMMON STOCK OF DEALERTRACK HOLDINGS, INC. OF $24.9 MILLION AND NON-CASH TAX PROVISION CHARGE OF $14.0 MILLION

•	First quarter revenues totaled $404.0 million, compared to $397.9 million in the first quarter of 2010.

•	Data and Analytics segment benefitted from increased capital markets advisory projects and continued growth in revenues from fraud monitoring products.

o	First quarter pre-tax income for the Data and Analytics segment was $58.2 million compared to $27.5 million in the first quarter of 2010.

o
First quarter adjusted EBITDA1 for the Data and Analytics segment was $51.0 million compared to $44.3 million in the year-ago period driven by increased sales of project-based solutions and continued adoption of fraud scoring and event monitoring products.

•	Business and Information Services segment experienced lower customer appraisal volumes and continued delays in default-related businesses.

o	First quarter pre-tax income for the Business and Information Services segment was $25.3 million compared to $31.7 million in the year-ago period.

o
First quarter adjusted EBITDA1 for the Business and Information Services segment was $39.0 million compared to $48.2 million in the year-ago period primarily driven by a significant decline in appraisal business.

•	For 2011 year to date through April 30, the company repurchased a total of 7 million shares for $131 million.

Santa Ana, Calif., May 5, 2011 – CoreLogic (NYSE:CLGX) today reported net income of $23.3 million for the quarter ended March 31, 2011 compared with net income of $29.4 million in the same period of 2010.  Diluted earnings were $0.20 per share in the first quarter of 2011 compared with diluted earnings of $0.28 per share in the first quarter of 2010.  First quarter 2010 results included net income from discontinued operations of $18.6 million or $0.18 per share.

1 This is a non-GAAP measure. For a discussion and reconciliation of non-GAAP measures to the GAAP equivalent, see page 11 and following.

Significant items in the first quarter of 2011 included a $24.9 million pretax gain on the sale of common stock of DealerTrack Holdings Inc. and an increase to the tax provision of $14.0 million related to a deferred-tax asset reduction resulting from the acquisition of Dorado Network Systems Corporation.

Anand Nallathambi, President and Chief Executive Officer, commented on the quarter, “Our results reflected strong growth in Data and Analytics revenues and continued success in tax and flood data services.  The continued shift in our business towards Data and Analytics helped provide top-line resiliency despite the challenges in the U.S. housing and mortgage markets.  Specifically, strength in our core fraud and analytic solutions helped offset weakness in appraisal and default as well as higher corporate expenses. Looking ahead, we expect our financial results to improve through the year, as normal mortgage market seasonalities lift our revenues and the positive effects of our cost savings initiatives are felt.”

Continuing on, Nallathambi added:  “In the Data and Analytics segment, we deployed products to help our clients meet new loan quality and borrower credit requirements, and to better assess risks associated with future loan repurchase liabilities.  In the Business and Information Services segment we improved our penetration of insurance and other non-mortgage industry verticals through growth in our flood data and geo-spatial offerings.  Overall, we continued to innovate and expand our footprint during the quarter.”

Regarding the company’s balance sheet, Nallathambi said: “Our capital position remains strong, this strength allowed us to repurchase 7 million common shares through April 30, 2011, for $131 million.”

FINANCIAL SUMMARY

(Unaudited)

($ millions)	1Q11	4Q10	1Q10
Total revenue (excludes equity in earnings of affiliates)	$404.0	$394.5	$397.9
Data and Analytics	203.2	183.3	181.5
Business and Information Services	206.3	218.3	216.1
Corporate and Eliminations	(5.6)	(7.1)	0.3
Total operating expenses	$374.6	$364.6	$379.3
Data and Analytics	170.4	165.4	154.2
Business and Information Services	181.4	186.3	184.4
Corporate and Eliminations	22.8	12.9	40.7
Total pretax income / margin (%)	$52.6 / 13%	$12.0 / 3.0%	$15.4 / 4.0%
Data and Analytics	58.2 / 29%	18.3 / 10%	27.5 / 15%
Business and Information Services	25.3 / 12%	36.7 / 17%	31.7 / 15%
Corporate and Eliminations	(30.9) / NM	(43.0) / NM	(43.8) / NM
Adjusted pretax income / margin (%)2	$40.7 / 10%	$60.5 / 15%	$57.3 / 14%
Data and Analytics	36.3 / 18%	28.4 / 15%	28.8 / 16%
Business and Information Services	34.8 / 16%	53.7 / 23%	43.0 / 19%
Corporate and Eliminations	(30.4) / NM	(21.6) / NM	(14.5) / NM
Cash on balance sheet	$150	$447	$340
Total debt outstanding	$524	$721	$550

2 This is a non-GAAP measure. For a discussion and reconciliation of non-GAAP measures to the GAAP equivalent, see page 11 and following.

BUSINESS SEGMENT RESULTS
(Unaudited)

($ millions)	1Q11	4Q10	1Q10
Total adjusted revenue3	$414.6	$415.3	$411.5
Data and Analytics	205.7	185.7	183.0
Business and Information Services	214.4	236.9	227.1
Corporate and Eliminations	(5.5)	(7.4)	1.4
Total adjusted EBITDA / margin (%)3	$73.5 / 18%	$92.5 / 22%	$85.1 / 21%
Data and Analytics	51.0 / 25%	43.0 / 23%	44.3 / 24%
Business and Information Services	39.0 / 18%	57.3 / 24%	48.2 / 21%
Corporate and Eliminations	(16.5) / NM	(7.9) / NM	(7.4) / NM

3 This is a non-GAAP measure. For a discussion and reconciliation of non-GAAP measures to the GAAP equivalent, see page 11 and following.

DATA AND ANALYTICS
Adjusted EBITDA was $51.0 million in the first quarter, up 15 percent from $44.3 million in the year-ago period.  Strong first quarter results reflect growth in capital markets advisory projects, increased penetration of our fraud and borrower analytic solutions and higher auto and consumer credit-reporting volumes.

Adjusted revenues for the segment were $205.7 million, compared with $183.0 million in the year-ago period.  Adjusted revenues in the risk and fraud analytics group increased 13 percent to $106.2 million from $94.3 million on higher project-based revenues and growth in fraud and analytical reporting volumes at the major lenders.  Specialty finance group adjusted revenues increased 12 percent to $99.4 million from $88.8 million driven primarily by a rebound in automotive credit reports, higher consumer services revenues and improved results in marketing services.

Adjusted EBITDA margin for the segment was 25 percent, up from 24 percent in the year-ago period.  Adjusted EBITDA margin in the risk and fraud analytics group increased to 31 percent from 30 percent reflecting an improved business mix with significant growth in higher-margin advisory and analytical products.  Adjusted EBITDA margin in the specialty finance group remained flat at 19 percent year-over-year as higher revenues in our non-mortgage credit businesses were offset by increased credit bureau expenses.

BUSINESS AND INFORMATION SERVICES
Adjusted EBITDA was $39.0 million in the first quarter, down 19 percent from $48.2 million in the year-ago period.  Lower results in the Business and Information Services segment compared to the first quarter of 2010 reflect the impact of lower appraisal and broker price opinion business.  These losses were partially offset by gains in flood data and geo-spatial services.

Adjusted revenues from the mortgage origination services group decreased 9 percent to $111.7 million from $123.0 million in the year-ago period.  Appraisal services revenues declined 27 percent from the year-ago period primarily reflecting the loss of volumes experienced during 2010.  Revenues from escrow services, which include tax services and flood data, were up 1 percent as client wins in the insurance and other non-mortgage industries, and higher volumes of new loans under tax service contributed to improved results.

Adjusted revenues in the default and technology services group fell 1 percent to $102.6 million from $104.1 million in the year-ago period.  Excluding acquisitions, adjusted revenues declined 8 percent from the year-ago period.  Contributing to this decline was an approximate 35 percent reduction in the volume of broker price opinion orders as industry participants sought to reduce the costs associated with loans in the foreclosure process.  Partially offsetting these declines were higher revenues from field services and REO asset management.  The inventory of REO properties under management increased 25 percent from the prior year on market share gains.

Adjusted EBITDA margin for the segment was 18 percent, down from 21 percent in the year-ago period.  Adjusted EBITDA margin in the mortgage originations services group decreased to 20 percent from 23 percent due to reduced earnings from the company’s national joint ventures particularly related to lower appraisal volumes.  Adjusted EBITDA margin in the default and technology group decreased to 17 percent from 19 percent as a result of an unfavorable shift in product mix more heavily weighted towards lower-margin field services and default outsourcing.

LIQUIDITY AND CAPITAL RESOURCES
Year to date through April 30, 2011, CoreLogic repurchased a total of 7 million common shares for $131 million.  At March 31, 2011, CoreLogic had cash on balance sheet of $150 million.  Total debt as of May 2, 2011, was approximately $825 million and available capacity on the credit facility was approximately $195 million.

In April 2011, we initiated the renewal of our revolving credit facility and the refinancing of our $350 million term loan facility.  We anticipate these transactions will close in the second quarter of 2011.

ACQUISITIONS
During the first quarter of 2011, CoreLogic announced an agreement with the independent board of directors of RP Data Limited to recommend to RP Data Limited shareholders the acquisition by CoreLogic of all of the outstanding shares of RP Data Limited.  We have received all necessary approvals and anticipate the transaction will close in May of 2011.

Teleconference/Webcast
The CoreLogic management team will host a live webcast and conference call on Thursday, May 5, 2011, at 2:00 p.m. Pacific time (5:00 p.m. Eastern time) to discuss these results. All interested parties are invited to listen to the live event via webcast on the CoreLogic website at http://investor.corelogic.com. The discussion is also available through dial-in number 1-800-591-6945 for U.S./Canada participants or 617-614-4911 for international participants using Conference ID 69030737.

A replay of the webcast will be available on the CoreLogic investor website for 30 days and also through the conference call number 1-888-286-8010 for U.S./Canada participants or 617-801-6888 for international participants using Conference ID 98342648.

Additional detail on the company’s first quarter financial results is included in the quarterly supplement, available on the Investor Relations page at http://investor.corelogic.com.

About CoreLogic
CoreLogic is a leading provider of consumer, financial and property information, analytics and services to business and government. The company combines public, contributory and proprietary data to develop predictive decision analytics and provide business services that bring dynamic insight and transparency to the markets it serves. CoreLogic has built the largest and most comprehensive U.S. real estate, mortgage application, fraud, and loan performance databases and is a recognized leading provider of mortgage and automotive credit reporting, property tax, valuation, flood determination, and geospatial analytics and services. More than one million users rely on CoreLogic to assess risk, support underwriting, investment and marketing decisions, prevent fraud, and improve business performance in their daily operations.  Formerly, the information solutions group of The First American Corporation, CoreLogic began trading under the ticker symbol CLGX on the NYSE on June 2, 2010. The company, headquartered in Santa Ana, Calif., has more than 10,000 employees globally with 2010 revenues of $1.6 billion. For more information visit www.corelogic.com.

Web Site Disclosure

CoreLogic posts information of interest to investors at http://investor.corelogic.com.

Certain statements made in this press release are forward-looking statements within the meaning of the federal securities laws, including but not limited to those statements related to the company’s outlook, including overall financial performance, future growth, including earnings and revenue growth performance, the planned renewal and refinancing of the company’s credit facility, and the anticipated closing of the acquisition of RP Data Limited. These forward-looking statements may contain the words “believe,” “anticipate,” “expect,” “plan,” “predict,” “estimate,” “project,” “will be,” “will continue,” “will likely result,” or other similar words and phrases. Risks and uncertainties exist that may cause results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements are set forth in Part I, Item 1A of our most recent Annual Report on Form 10-K for the year ended December 31, 2010, as updated by our Quarterly Reports on Form 10-Q, including but not limited to:

•	limitations on access to data from external sources, including government and public record sources;
•
changes in applicable government legislation, regulations and the level of regulatory scrutiny affecting our customers or us, including with respect to consumer financial services and the use of  public records and consumer data which may, among other things, limit the manner in which we conduct business with our customers;

•	compromises in the security of our data transmissions, including the transmission of confidential information or systems interruptions;
•
difficult conditions in the mortgage and consumer credit industry, including the continued decline in mortgage applications, declines in the level of loans seriously delinquent and continued delays in the default cycle, the state of the securitization market, increased unemployment, and conditions in the economy generally;

•	our ability to bring new products to market and to protect proprietary technology rights;
•	our ability to identify suitable acquisition targets, obtain necessary capital and complete such transactions on satisfactory terms;
•	risks related to our international operations;
•	consolidation among our significant customers and competitors;
•	impairments in our goodwill or other intangible assets; and
•
the inability to realize the benefits of the spin-off transaction as a result of the factors described immediately above, as well as, among other factors, increased borrowing costs, competition between the resulting companies, increased operating or other expenses or the triggering of rights and obligations by the transaction or any litigation arising out of or related to the separation.

The forward-looking statements speak only as of the date they are made. The company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Use of Non-GAAP Financial Measures

This press release contains certain financial measures that are not presented in accordance with Generally Accepted Accounting Principles (GAAP), including adjusted revenue which includes equity in earnings of affiliates; adjusted EBITDA, adjusted EBITDA margin and adjusted pretax margin which is adjusted to exclude historical corporate expense of the spun-off businesses, net realized investment losses, employee separation costs, lease termination costs and other adjustments. Although these exclusions represent actual losses or expenses to the company, they may mask the periodic income and financial and operating trends associated with the company’s business. To compensate for the inherent limitations of these non-GAAP measures, the company uses them in conjunction with the corresponding GAAP measures.

The company is presenting these non-GAAP financial measures because the company believes that they provide the company’s management and investors with additional insight into the operational performance of the company relative to earlier periods. The company does not intend for these non-GAAP financial measures to be a substitute for any GAAP financial information. In this press release, these non-GAAP financial measures have been presented with, and reconciled to, the most directly comparable GAAP financial measures. Investors should use these non-GAAP financial measures only in conjunction with the comparable GAAP financial measures.

Media Contact:	Investor Contact:
Alyson Austin	Dan Smith
Corporate Communications	Investor Relations
714-250-6180	703-610-5410

(ADDITIONAL FINANCIAL DATA FOLLOWS)

CORELOGIC, INC
CONSOLIDATED CONDENSED INCOME STATEMENTS
(Unaudited)
	Three Months Ended March 31,
($ in Thousands)	2011	2010

Operating Revenues	$403,994	$397,868
Operating Expenses
External costs of revenue	124,274	125,814
Salaries and benefits	153,069	153,507
Other operating expenses	72,075	74,013
Depreciation and amortization	25,211	25,971
Total operating expenses	374,629	379,305
Interest expense, net	7,587	5,903
Gain on investment and other Income	30,860	2,789
Income from continuing operations	52,638	15,449
Provision for income taxes	34,899	2,912
Income from continuing operations before equity in earnings of affiliates	17,739	12,537
Equity in earnings of affiliates, net of tax	6,334	7,523
Income from continuing operations	24,073	20,060
Income from discontinued operations, net of tax	-	18,579
Net income	24,073	38,639
Less: Net income attributable to noncontrolling interests	817	9,222
Net income attributable to CoreLogic	$23,256	$29,417

Earnings per share:
Basic	$0.20	$0.28
Diluted	$0.20	$0.28

Weighted average shares:
Basic	115.5	103.5
Diluted	116.3	104.8

CORELOGIC, INC
CONSOLIDATED CONDENSED BALANCE STATEMENTS
(Unaudited)
($ in Thousands)	March 31, 2011	December 31, 2010

Assets
Current Assets:
Cash and cash equivalents	$149,713	$447,145
Restricted cash	21,095	21,095
Accounts receivable (Less Allowance)	223,226	217,351
Prepaid expenses and other current assets	53,478	44,543
Income tax receivable	2,199	30,587
Deferred income tax assets, current	19,835	19,835
Marketable securities	21,583	75,221
Due from First American Financial Corp (“FAFC”), net	880	-
Total current assets	492,009	855,777
Property and equipment, net	227,390	211,450
Goodwill	1,475,120	1,444,993
Other identifiable intangible assets, net	143,866	132,689
Capitalized data and database costs, net	212,964	211,331
Investment in affiliates	185,143	165,709
Deferred income tax assets, long-term	32,631	17,000
Other assets	168,747	180,883
Total assets	$2,937,870	$3,219,832

Liabilities and Equity
Current liabilities:
Accounts payable and accrued expenses	$153,497	137,578
Accrued salaries and benefits	76,557	81,949
Deferred revenue, current	225,342	186,558
Due to affiliates	-	18,097
Current portion of long-term debt	37,981	233,452
Noncontrolling interests	-	72,000
Total current liabilities	493,377	729,634
Long-term debt, net of current portion	486,207	487,437
Deferred revenue, net of current portion	318,530	350,827
Deferred tax liability, net	995	994
Other liabilities	105,039	104,245
Total liabilities	$1,404,148	$1,673,137

Stockholders’ equity
Total CoreLogic, Inc. stockholders’ equity	$1,531,040	$1,544,340
Noncontrolling interests	2,682	2,355
Total stockholders’ equity	1,533,722	1,546,695
Total liabilities and stockholder’s equity	$2,937,870	$3,219,832

SIGNIFICANT ADJUSTMENTS BETWEEN GAAP & AS ADJUSTED RESULTS

($ in Thousands)	March 31, 2011	Description

Revenue
Re-class of Equity in Earnings of Affiliates	$10,557	Reflects equity in earnings of affiliates before tax as component of revenue
Expenses
Severance	2,764	Corporate severance (including CFO) of $1.4M and segment-level personnel $1.4M
Legal expenses	375	Net impact of legal-related matters
Treasury related	782	Amendment fees for credit-facility
Non-capitalized efficiency investments	2,974	Expenses related to announced one-time non-capitalized investments
Gain/(Loss) on Investment and Other Income
Sale of marketable securities and other gains	(28,543)	Gain on sale of DealerTrack Holdings, Inc. marketable securities and other gains
Sale of FASLO subsidiary	488	Loss on disposition of second-lien outsourcing business
Foreign currency gain	(1,302)	Unrealized gain on forward purchase agreement hedging a portion of RP Data Limited acquisition price
Sub-total Expenses and Gains / (Losses)	(22,462)
Total impact to pretax income	($11,906)

Provision for income taxes	$14,040	Reduction of deferred tax asset related to acquisition of remaining interest in Dorado Network Systems Corporation

RECONCILIATION OF AS REPORTED TO AS ADJUSTED FINANCIAL RESULTS FOR CONSOLIDATED CORELOGIC, INC.

(Unaudited) ($ thousands)	1Q11	4Q10	1Q10
Net income (loss)	$23,256	($27,742)	$29,417
Less: Discontinued operations	-	(17,891)	18,579
Plus: Noncontrolling interests	817	9,041	9,222
Income tax provision*	39,122	33,014	7,863
Interest expense, net	7,587	7,773	5,903
Depreciation & amortization	25,211	26,629	25,971
Other significant adjustments (1Q11 presented above)	(22,462)	25,863	(2,579)
Legacy FAC Corporate Costs	-	-	27,932

Adjusted EBITDA	$73,530	$92,468	$85,150

*Includes income tax provision associated with equity in earnings of affiliates.

RECONCILIATION OF AS REPORTED TO AS ADJUSTED FINANCIAL RESULTS FOR CONSOLIDATED CORELOGIC, INC.

(Unaudited) ($ thousands)	1Q11 as Reported	1Q11 Adjustments*	1Q11 Reclass. of Equity in Earnings of Affiliates	1Q11 as Adjusted
Revenue	$403,994	$0	$10,557	$414,551
Salaries and Benefits	153,069	(2,764)	0	150,304
Other Operating	196,349	(4,131)	0	192,218
Depr. and Amort.	25,211	0	0	25,211
Impairment Loss	0	0	0	0
Total Operating exp.	$374,629	($6,895)	$0	$367,734
Interest Expense, Net	7,587	0	0	7,587
Other Income	30,860	(29,357)	0	1,502
Pre-tax Income	$52,638	($22,462)	$10,557	$40,732
Provision for Income Taxes	(34,899)	14,040	(4,223)	(25,082)
Equity in Earnings of Affiliates, Net of Tax	6,334	0	(6,334)	0
Income from Continuing Operations	$24,073	($8,422)	$0	$15,651
Pre-tax margin	13%			10%
+ Adj. Interest Exp.				7,587
+ Adj. Depr. and Amort.				25,211
= Adj. EBITDA				$73,530
Adj. EBITDA Margin				18%
*Includes severance of $2,764, fees paid to amend our exisiting credit facility of $782, expenses associated with non-capitalized investments of $2,974, net legal expenses of $375, gain on sale of securities of $24,896, unrealized gain on foreign currency hedge of RP Data Limited purchase price of $1,302 and loss on sale of subsidiary of $488.

RECONCILIATION OF AS REPORTED TO AS ADJUSTED FINANCIAL RESULTS FOR CONSOLIDATED CORELOGIC, INC.

(Unaudited) ($ thousands)	4Q10 as Reported	4Q10 Adjustments*	4Q10 Reclass. of Equity in Earnings of Affiliates	4Q10 as Adjusted
Revenue	$394,507	$0	$20,773	$415,280
Salaries and Benefits	138,798	(2,027)	0	136,772
Other Operating	199,124	(11,578)	0	187,546
Depr. and Amort.	26,629	(2,462)	0	24,166
Impairment Loss	0	0	0	0
Total Operating exp.	$364,551	($16,067)	$0	$348,484
Interest Expense, Net	7,773	0	0	7,773
Other Income	(10,227)	11,733	0	1,506
Pre-tax Income	$11,956	$27,800	$20,773	$60,529
Provision for Income Taxes	(24,814)	0	(8,199)	(33,014)
Equity in Earnings of Affiliates, Net of Tax	12,048	526	(12,573)	0
Income from Continuing Operations	($811)	$28,326	$0	$27,515
Pre-tax margin	3%			15%
+ Adj. Interest Exp.				7,773
+ Adj. Depr. and Amort.				24,166
= Adj. EBITDA				$92,468
Adj. EBITDA Margin				22%
*Includes severance and other personnel costs of $2,027,  spin-related costs of $545, legal settlements of $6,283, sales tax accrual of $4,750, write-off of software and equipment of $2,462,  gain on the acquisition of a controlling interest in an investment in an affiliate of $3,353, net investment losses (including impairments) of $15,086 and losses on the shut-down of a joint venture of $526.

RECONCILIATION OF AS REPORTED TO AS ADJUSTED FINANCIAL RESULTS FOR CONSOLIDATED CORELOGIC, INC.

(Unaudited) ($ thousands)	1Q10 as Reported	1Q10 Historical Corporate Exp. and Other Adjustments*	1Q10 Reclass. of Equity in Earnings of Affiliates	1Q10 as Adjusted
Revenue	$397,868	$1,150	$12,474	$411,492
Salaries and Benefits	153,507	(15,989)	0	137,518
Other Operating	199,827	(15,604)	0	184,224
Depr. and Amort.	25,971	(535)	0	25,435
Impairment Loss	0	0	0	0
Total Operating exp.	$379,305	($32,127)	$0	$347,178
Interest Expense, Net	5,903	(3,440)	0	2,463
Other Income	2,789	(7,389)	0	(4,600)
Pre-tax Income	$15,449	$29,328	$12,474	$57,252
Provision for Income Taxes	(2,912)	0	(4,951)	(7,863)
Equity in Earnings of Affiliates, Net of Tax	7,523	0	(7,523)	0
Income from Continuing Operations	$20,060	$29,328	$0	$49,388
Pre-tax margin	4%			14%
+ Adj. Interest Exp.				2,463
+ Adj. Depr. and Amort.				25,435
= Adj. EBITDA				$85,150
Adj. EBITDA Margin				21%
*Includes net legacy FAC expenses of $31,907, severance of $1,245, and gain on investments of $3,824.

RECONCILIATION OF AS REPORTED TO AS ADJUSTED FINANCIAL RESULTS FOR DATA AND ANALYTICS

(Unaudited) ($ thousands)	1Q11 as Reported	1Q11 Adjustments*	1Q11 Reclass. of Equity in Earnings of Affiliates	1Q11 as Adjusted
Revenue	$203,227	$0	$2,439	$205,665
Salaries and Benefits	54,297	(140)	0	54,158
Other Operating	100,823	(375)	0	100,448
Depr. and Amort.	15,299	0	0	15,299
Total Operating Exp.	$170,419	($515)	$0	$169,904
Interest Expense, Net	(618)	0	0	(618)
Other Income	24,814	(24,896)	0	(82)
Pre-tax Income	$58,240	($24,382)	$2,439	$36,297
Pre-tax Margin	29%			18%
+ Adj. interest exp.				(618)
+ Adj. depr. and amort.				15,299
= Adj. EBITDA				$50,978
Adj. EBITDA Margin				25%
*Includes severance of $140, net legal expenses of $375 and gain on sale of marketable securities of $24,896.

(Unaudited) ($ thousands)	4Q10 as Reported	4Q10 Adjustments*	4Q10 Reclass. of Equity in Earnings of Affiliates	4Q10 as Adjusted
Revenue	$183,256	$0	$2,475	$185,731
Salaries and Benefits	54,216	(1,113)	0	53,103
Other Operating	95,213	(5,718)	0	89,495
Depr. and Amort.	15,925	(776)	0	15,150
Total Operating Exp.	$165,355	($7,607)	$0	$157,748
Interest Expense, Net	(534)	0	0	(534)
Other Income	(91)	0	0	(91)
Pre-tax Income	$18,345	$7,607	$2,475	$28,426
Pre-tax Margin	10%			15%
+ Adj. interest exp.				(534)
+ Adj. depr. and amort.				15,150
= Adj. EBITDA				$43,042
Adj. EBITDA Margin				23%
*Includes severance and other personnel costs of $1,113, legal settlement of $5,718, and write-off of fixed assets of $776.

RECONCILIATION OF AS REPORTED TO AS ADJUSTED FINANCIAL RESULTS FOR DATA AND ANALYTICS

(Unaudited) ($ thousands)	1Q10 as Reported	1Q10 Historical Corp. Expense and Other Adjustments*	1Q10 Reclass. of Equity in Earnings of Affiliates	1Q10 as Adjusted
Revenue	$181,467	$0	$1,559	$183,026
Salaries and Benefits	54,327	(420)	0	53,907
Other Operating	84,846	0	0	84,846
Depr. and Amort.	14,998	0	0	14,998
Total Operating Exp.	$154,171	($420)	$0	$153,752
Interest Expense, Net	511	0	0	511
Other Income	752	(752)	0	(0)
Pre-tax Income	$27,537	($332)	$1,559	$28,764
Pre-tax Margin	15%			16%
+ Adj. interest exp.				511
+ Adj. depr. and amort.				14,998
= Adj. EBITDA				$44,272
Adj. EBITDA Margin				24%
*Includes severance of $420 and net realized gains of $752.

RECONCILIATION OF AS REPORTED TO AS ADJUSTED FINANCIAL RESULTS FOR BUSINESS AND INFORMATION SERVICES

(Unaudited) ($ thousands)	1Q11 as Reported	1Q11 Adjustments*	1Q11 Reclass. of Equity in Earnings of Affiliates	1Q11 as Adjusted
Revenue	$206,322	$0	$8,051	$214,372
Salaries and Benefits	51,440	(977)	0	50,463
Other Operating	124,908	0	0	124,908
Depr. and Amort.	5,065	0	0	5,065
Total Operating Exp.	$181,412	($977)	$0	$180,435
Interest Expense, Net	(862)	0	0	(862)
Other Income	(480)	488	0	0
Pre-tax Income	$25,292	$1,465	$8,051	$34,807
Pre-tax Margin	12%			16%
+ Adj. interest exp.				(862)
+ Adj. depr. and amort.				5,065
= Adj. EBITDA				$39,010
Adj. EBITDA Margin				18%
*Reflects severance of $977 and loss on sale of a subsidiary of $488.

(Unaudited) ($ thousands)	4Q10 as Reported	4Q10 Adjustments*	4Q10 Reclass. of Equity in Earnings of Affiliates	4Q10 as Adjusted
Revenue	$218,305	$0	$18,608	$236,914
Salaries and Benefits	50,680	(64)	0	50,616
Other Operating	128,953	0	0	128,953
Depr. and Amort.	6,680	(1,687)	0	4,993
Total Operating Exp.	$186,314	($1,751)	$0	$184,563
Interest Expense, Net	(1,310)	0	0	(1,310)
Other Income	3,353	(3,353)	0	0
Pre-tax Income	$36,655	($1,603)	$18,608	$53,661
Pre-tax Margin	17%			23%
+ Adj. interest exp.				(1,310)
+ Adj. depr. and amort.				4,993
= Adj. EBITDA				$57,344
Adj. EBITDA Margin				24%
*Includes severance of $64, write-off of $1,687, and gain on the acquisition of a controlling interest in an investment in an affiliate of $3,353.

RECONCILIATION OF AS REPORTED TO AS ADJUSTED FINANCIAL RESULTS FOR BUSINESS AND INFORMATION SERVICES

(Unaudited) ($ thousands)	1Q10 as Reported	1Q10 Historical Corp. Expense and Other Adjustments*	1Q10 Reclass. of Equity in Earnings of Affiliates	1Q10 as Adjusted
Revenue	$216,092	$0	$10,959	$227,052
Salaries and Benefits	52,491	(288)	0	52,202
Other Operating	126,600	0	0	126,600
Depr. and Amort.	5,321	0	0	5,321
Total Operating Exp.	$184,411	($288)	$0	$184,123
Interest Expense, Net	(64)	0	0	(64)
Other Income	0	0	0	0
Pre-tax Income	$31,745	$288	$10,959	$42,993
Pre-tax Margin	15%			19%
+ Adj. interest exp.				(64)
+ Adj. depr. and amort.				5,321
= Adj. EBITDA				$48,250
Adj. EBITDA Margin				21%
*Includes severance of $288.

RECONCILIATION OF AS REPORTED TO AS ADJUSTED FINANCIAL RESULTS FOR CORPORATE AND ELIMINATIONS

(Unaudited) ($ thousands)	1Q11 as Reported	1Q11 Adjustments*	1Q11 Reclass. of Equity in Earnings of Affiliates	1Q11 as Adjusted
Revenue	($5,555)	$0	$68	($5,487)
Salaries and Benefits	47,332	(1,648)	0	45,684
Other Operating	(29,381)	(3,757)	0	(33,137)
Depr. and Amort.	4,847	0	0	4,847
Total Operating Exp.	$22,798	($5,404)	$0	$17,394
Interest Expense, Net	9,067	0	0	9,067
Other Income	6,526	(4,950)	0	1,576
Pre-tax Income	($30,895)	$454	$68	($30,373)
Pre-tax Margin	N/M			N/M
+ Adj. interest exp.				9,067
+ Adj. depr. and amort.				4,847
= Adj. EBITDA				($16,458)
Adj. EBITDA Margin				N/M
*Includes severance of $1,648, costs related to non-capitalized investments of $3,757 and unrealized gain on foreign currency hedge of RP Data Limited purchase price of $1,302, and other realized gains of $3,648.

(Unaudited) ($ thousands)	4Q10 as Reported	4Q10 Adjustments*	4Q10 Reclass. of Equity in Earnings of Affiliates	4Q10 as Adjusted
Revenue	($7,054)	$0	($311)	($7,365)
Salaries and Benefits	33,902	(850)	0	33,052
Other Operating	(25,042)	(5,860)	0	(30,902)
Depr. and Amort.	4,023	0	0	4,023
Total Operating Exp.	$12,883	($6,710)	$0	$6,173
Interest Expense, Net	9,617	0	0	9,617
Other Income	(13,490)	15,086	0	1,596
Pre-tax Income	($43,044)	$21,796	($311)	($21,558)
Pre-tax Margin	N/M			N/M
+ Adj. interest exp.				9,617
+ Adj. depr. and amort.				4,023
= Adj. EBITDA				($7,918)
Adj. EBITDA Margin				N/M
*Includes severance and other personnel costs of $850, spin-related costs of $545, legal settlement of $565, sales tax accrual of $4,750 and investment loss (including impairments) of $15,086.

RECONCILIATION OF AS REPORTED TO AS ADJUSTED FINANCIAL RESULTS FOR CORPORATE AND ELIMINATIONS

(Unaudited) ($ thousands)	1Q10 as Reported	1Q10 Historical Corp. Expense and Other Adjustments*	1Q10 Reclass. of Equity in Earnings of Affiliates	1Q10 as Adjusted
Revenue	$309	$1,150	($44)	$1,415
Salaries and Benefits	46,689	(15,280)	0	31,409
Other Operating	(11,618)	(15,604)	0	(27,221)
Depr. and Amort.	5,651	(535)	0	5,116
Total Operating Exp.	$40,723	($31,419)	$0	$9,304
Interest Expense, Net	5,456	(3,440)	0	2,016
Other Income	2,037	(6,637)	0	(4,600)
Pre-tax Income	($43,833)	$29,372	($44)	($14,505)
Pre-tax Margin	N/M			N/M
+ Adj. interest exp.				2,016
+ Adj. depr. and amort.				5,116
= Adj. EBITDA				($7,372)
Adj. EBITDA Margin				N/M
*Includes net legacy FAC expenses of $31,907, severance of $537, and gain on investment of $3,072.

RECONCILIATION OF AS REPORTED TO AS ADJUSTED FINANCIAL RESULTS FOR RISK AND FRAUD ANALYTICS GROUP

(Unaudited) ($ thousands)	1Q11 as Reported	1Q11 Adjustments*	1Q11 Reclass. of Equity in Earnings of Affiliates	1Q11 as Adjusted
Revenue	$104,949	$0	$1,276	$106,225
Salaries and Benefits	35,717	(1)	0	35,716
Other Operating	37,950	50	0	38,000
Depr. and Amort.	10,603	0	0	10,603
Total Operating Exp.	$84,271	$49	$0	$84,319
Interest Expense, Net	(535)	0	0	(535)
Other Income	(82)	0	0	(82)
Pre-tax Income	$21,131	($49)	$1,276	$22,358
Pre-tax Margin	20%			21%
+ Adj. interest exp.				(535)
+ Adj. depr. and amort.				10,603
= Adj. EBITDA				$32,427
Adj. EBITDA Margin				31%
*Includes severance of $1 and net release of legal expenses of $50.

(Unaudited) ($ thousands)	4Q10 as Reported	4Q10 Adjustments*	4Q10 Reclass. of Equity in Earnings of Affiliates	4Q10 as Adjusted
Revenue	$97,715	$0	$990	$98,705
Salaries and Benefits	34,995	(1,108)	0	33,887
Other Operating	41,824	(5,718)	0	36,106
Depr. and Amort.	11,197	(431)	0	10,767
Total Operating Exp.	$88,016	($7,257)	$0	$80,759
Interest Expense, Net	(416)	0	0	(416)
Other Income	(91)	0	0	(91)
Pre-tax Income	$10,025	$7,257	$990	$18,272
Pre-tax Margin	10%			19%
+ Adj. interest exp.				(416)
+ Adj. depr. and amort.				10,767
= Adj. EBITDA				$28,622
Adj. EBITDA Margin				29%
*Includes severance and other personnel costs of $1,108, legal settlement of $5,718, and write-off of equipment of $431.

RECONCILIATION OF AS REPORTED TO AS ADJUSTED FINANCIAL RESULTS FOR RISK AND FRAUD ANALYTICS GROUP

(Unaudited) ($ thousands)	1Q10 as Reported	1Q10 Historical Corp. Expense and Other Adjustments*	1Q10 Reclass. of Equity in Earnings of Affiliates	1Q10 as Adjusted
Revenue	$94,151	$0	$109	$94,260
Salaries and Benefits	34,881	(121)	0	34,761
Other Operating	31,660	0	0	31,660
Depr. and Amort.	10,375	0	0	10,375
Total Operating Exp.	$76,915	($121)	$0	$76,795
Interest Expense, Net	452	0	0	452
Other Income	752	(752)	0	(0)
Pre-tax Income	$17,536	($631)	$109	$17,013
Pre-tax Margin	19%			18%
+ Adj. interest exp.				452
+ Adj. depr. and amort.				10,375
= Adj. EBITDA				$27,840
Adj. EBITDA Margin				30%
*Includes severance of $121 and net realized gains of $752.

RECONCILIATION OF AS REPORTED TO AS ADJUSTED FINANCIAL RESULTS FOR SPECIALTY FINANCE SOLUTIONS GROUP

(Unaudited) ($ thousands)	1Q11 as Reported	1Q11 Adjustments*	1Q11 Reclass. of Equity in Earnings of Affiliates	1Q11 as Adjusted
Revenue	$98,278	$0	$1,163	$99,441
Salaries and Benefits	18,580	(138)	0	18,442
Other Operating	62,872	(425)	0	62,447
Depr. and Amort.	4,696	0	0	4,696
Total Operating Exp.	$86,148	($563)	$0	$85,585
Interest Expense, Net	(84)	0	0	(84)
Other Income	24,896	(24,896)	0	(0)
Pre-tax Income	$37,110	($24,333)	$1,163	$13,939
Pre-tax Margin	38%			14%
+ Adj. interest exp.				(84)
+ Adj. depr. and amort.				4,696
= Adj. EBITDA				$18,552
Adj. EBITDA Margin				19%
*Includes severance of $138 and legal expenses of $425 and gain on sale of securities of $24,896.

(Unaudited) ($ thousands)	4Q10 as Reported	4Q10 Adjustments*	4Q10 Reclass. of Equity in Earnings of Affiliates	4Q10 as Adjusted
Revenue	$85,540	$0	$1,486	$87,026
Salaries and Benefits	19,221	(5)	0	19,217
Other Operating	53,389	0	0	53,389
Depr. and Amort.	4,728	(345)	0	4,383
Total Operating Exp.	$77,339	($350)	$0	$76,989
Interest Expense, Net	(117)	0	0	(117)
Other Income	0	0	0	0
Pre-tax Income	$8,319	$350	$1,486	$10,154
Pre-tax Margin	10%			12%
+ Adj. interest exp.				(117)
+ Adj. depr. and amort.				4,383
= Adj. EBITDA				$14,420
Adj. EBITDA Margin				17%
*Includes severance of $5, and write-off of equipment of $345.

RECONCILIATION OF AS REPORTED TO AS ADJUSTED FINANCIAL RESULTS FOR SPECIALTY FINANCE SOLUTIONS GROUP

(Unaudited) ($ thousands)	1Q10 as Reported	1Q10 Historical Corp. Expense and Other Adjustments*	1Q10 Reclass. of Equity in Earnings of Affiliates	1Q10 as Adjusted
Revenue	$87,316	$0	$1,450	$88,766
Salaries and Benefits	19,446	(299)	0	19,147
Other Operating	53,187	0	0	53,187
Depr. and Amort.	4,623	0	0	4,623
Total Operating Exp.	$77,256	($299)	$0	$76,957
Interest Expense, Net	58	0	0	58
Other Income	0	0	0	0
Pre-tax Income	$10,001	$299	$1,450	$11,751
Pre-tax Margin	11%			13%
+ Adj. interest exp.				58
+ Adj. depr. and amort.				4,623
= Adj. EBITDA				$16,433
Adj. EBITDA Margin				19%
*Includes severance of $299.

RECONCILIATION OF AS REPORTED TO AS ADJUSTED FINANCIAL RESULTS FOR MORTGAGE ORIGINATION SERVICES GROUP

(Unaudited) ($ thousands)	1Q11 as Reported	1Q11 Adjustments*	1Q11 Reclass. of Equity in Earnings of Affiliates	1Q11 as Adjusted
Revenue	$103,671	$0	$8,068	$111,740
Salaries and Benefits	34,283	(231)	0	34,052
Other Operating	55,902	0	0	55,902
Depr. and Amort.	3,444	0	0	3,444
Total Operating Exp.	$93,629	($231)	$0	$93,398
Interest Expense, Net	(913)	0	0	(913)
Other Income	10	0	0	10
Pre-tax Income	$10,966	$231	$8,068	$19,265
Pre-tax Margin	11%			17%
+ Adj. interest exp.				(913)
+ Adj. depr. and amort.				3,444
= Adj. EBITDA				$21,796
Adj. EBITDA Margin				20%
*Includes severance of $231.

(Unaudited) ($ thousands)	4Q10 as Reported	4Q10 Adjustments*	4Q10 Reclass. of Equity in Earnings of Affiliates	4Q10 as Adjusted
Revenue	$114,813	$0	$18,536	$133,349
Salaries and Benefits	36,256	(90)	0	36,166
Other Operating	58,833	0	0	58,833
Depr. and Amort.	5,116	(1,528)	0	3,588
Total Operating Exp.	$100,206	($1,618)	$0	$98,587
Interest Expense, Net	(1,312)	0	0	(1,312)
Other Income	0	0	0	0
Pre-tax Income	$15,920	$1,618	$18,536	$36,074
Pre-tax Margin	14%			27%
+ Adj. interest exp.				(1,312)
+ Adj. depr. and amort.				3,588
= Adj. EBITDA				$38,350
Adj. EBITDA Margin				29%
*Includes severance of $90 and write-off of software of $1,528.

RECONCILIATION OF AS REPORTED TO AS ADJUSTED FINANCIAL RESULTS FOR MORTGAGE ORIGINATION SERVICES GROUP

(Unaudited) ($ thousands)	1Q10 as Reported	1Q10 Historical Corp. Expense and Other Adjustments*	1Q10 Reclass. of Equity in Earnings of Affiliates	1Q10 as Adjusted
Revenue	$112,222	$0	$10,730	$122,953
Salaries and Benefits	39,006	(175)	0	38,831
Other Operating	56,032	0	0	56,032
Depr. and Amort.	3,658	0	0	3,658
Total Operating Exp.	$98,696	($175)	$0	$98,521
Interest Expense, Net	(64)	0	0	(64)
Other Income	0	0	0	0
Pre-tax Income	$13,590	$175	$10,730	$24,496
Pre-tax Margin	12%			20%
+ Adj. interest exp.				(64)
+ Adj. depr. and amort.				3,658
= Adj. EBITDA				$28,090
Adj. EBITDA Margin				23%
*Includes severance of $175.

RECONCILIATION OF AS REPORTED TO AS ADJUSTED FINANCIAL RESULTS FOR DEFAULT AND TECHNOLOGY SERVICES GROUP

(Unaudited) ($ thousands)	1Q11 as Reported	1Q11 Adjustments*	1Q11 Reclass. of Equity in Earnings of Affiliates	1Q11 as Adjusted
Revenue	$102,650	$0	($18)	$102,633
Salaries and Benefits	17,157	(746)	0	16,411
Other Operating	69,005	0	0	69,005
Depr. and Amort.	1,621	0	0	1,621
Total Operating Exp.	$87,783	($746)	$0	$87,037
Interest Expense, Net	51	0	0	51
Other Income	(491)	488	0	(2)
Pre-tax Income	$14,326	$1,234	($18)	$15,543
Pre-tax Margin	14%			15%
+ Adj. interest exp.				51
+ Adj. depr. and amort.				1,621
= Adj. EBITDA				$17,214
Adj. EBITDA Margin				17%
*Includes severance of $746 and loss on sale of a subsidiary of $488.

(Unaudited) ($ thousands)	4Q10 as Reported	4Q10 Adjustments*	4Q10 Reclass. of Equity in Earnings of Affiliates	4Q10 as Adjusted
Revenue	$103,492	$0	$72	$103,564
Salaries and Benefits	14,424	26	0	14,451
Other Operating	70,120	0	0	70,120
Depr. and Amort.	1,564	(159)	0	1,405
Total Operating Exp.	$86,108	($133)	$0	$85,975
Interest Expense, Net	3	0	0	3
Other Income	3,353	(3,353)	0	0
Pre-tax Income	$20,735	($3,221)	$72	$17,587
Pre-tax Margin	20%			17%
+ Adj. interest exp.				3
+ Adj. depr. and amort.				1,405
= Adj. EBITDA				$18,994
Adj. EBITDA Margin				18%
*Includes severance reversal of ($26), write-off of software of $159, and gain on the acquisition of a controlling interest in an investment in an affiliate of $3,353.

RECONCILIATION OF AS REPORTED TO AS ADJUSTED FINANCIAL RESULTS FOR DEFAULT AND TECHNOLOGY SERVICES GROUP

(Unaudited) ($ thousands)	1Q10 as Reported	1Q10 Historical Corp. Expense and Other Adjustments*	1Q10 Reclass. of Equity in Earnings of Affiliates	1Q10 as Adjusted
Revenue	$103,870	$0	$229	$104,099
Salaries and Benefits	13,484	(113)	0	13,371
Other Operating	70,568	0	0	70,568
Depr. and Amort.	1,663	0	0	1,663
Total Operating Exp.	$85,715	($113)	$0	$85,602
Interest Expense, Net	0	0	0	0
Other Income	0	0	0	0
Pre-tax Income	$18,155	$113	$229	$18,497
Pre-tax Margin	17%			18%
+ Adj. interest exp.				0
+ Adj. depr. and amort.				1,663
= Adj. EBITDA				$20,160
Adj. EBITDA Margin				19%
*Includes severance of $113.